STOCK PURCHASE AGREEMENT


THIS AGREEMENT dated as of June 21, 2002 is by and between Gennaro Mugnano, ("Seller"), and Raptor Investments, Inc. a Florida corporation ("Buyer") .


WITNESSETH:


WHEREAS, Seller owns 100% of the issued and outstanding common capital stock of J & B Wholesale Produce, Inc., a Florida Corporation (the "Stock") and Buyer wishes to purchase the Stock from Seller on the terms and subject to the conditions noted below, and


NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, Seller and Buyer agree as follows:


SECTION 1- Sale of Stock


1.1 Upon the terms and subject to the conditions hereof, and in accordance with the Laws of the State of Florida ("FLCL"), Seller shall sell and Buyer shall buy all of the Stock. (the "Sale"). The shares shall be owned in all respects by Seller until the consideration is paid in full. Following the Sale, J & B Wholesale Produce, Inc. ("J & B") shall become a wholly owned subsidiary of Buyer. Following the Sale, the capital stock of Buyer shall remain unchanged, and both J & B and Buyer shall remain incorporated subject to their Articles of Incorporation and By-Laws.


1.2 Effective Time. As soon as practicable after satisfaction or waiver of all conditions to the Sale, the parties shall take all such further actions as may be required by law to make the Sale effective. (the "Effective Time"). Immediately prior to the Sale, a closing (the "Closing") will be held at the offices of Don A. Paradiso, P.A., (or such other place as the parties may agree) for the purpose of confirming satisfaction or waiver of all conditions to the Sale. Subject to satisfaction or waiver of each of the conditions specified in Sections 6, 7 and 8 hereof, the Closing shall take place within three business days after the last to occur of:


(a) the day the Sale is approved by the Directors of Buyer; or


(b) the day the issuance of the Consideration (as defined below) is approved by the Board of Directors of Buyer; or on such other date as the parties may agree, but not later than July 15, 2002. The date on which the Closing occurs is referred to herein as the "Closing Date".


1.3 Effects of the Sale. The Sale shall have the effects set forth in the FLCL.


1.4 Directors and Officers. The directors and officers of J & B immediately before the Closing shall resign at the Closing. Buyer shall appoint the new officers and directors at closing.

1.5 Consideration.


(a) For purposes of this Agreement, "Consideration" means $2,325,000., payable upon Closing in cash or cash equivalents.


(b) At the Closing, by virtue of the Sale and payment of the full consideration, all shares of Common Stock of J & B, outstanding immediately prior to the Effective Time, shall be owned by Buyer.


(c) The Consideration shall be adjusted in the event of any change in the J & B Securities by reason of a stock split, stock re-capitalization, combination or subdivision of J & B Securities, merger or other exchange of shares by operation of law or the like occurring after the date of this Agreement and before the Effective Time, such that, after the record date therefore the Consideration shall be equal to the number and class of shares or other securities or property that would have been received in respect of J & B Securities, as the case may be, if the Effective Time had occurred immediately prior to such record date.


(d) Seller represents and warrants that on the day of closing, accounts receivable to J & B shall equal at least $650,000. and inventory shall equal at least $100,000.


1.6 Closing of J & B Transfer Books. At the Effective Time, the securities transfer books of J & B shall be closed and no transfer of J & B Securities shall thereafter be made. If, after the Effective Time, certificates representing J & B Securities are presented to the Buyer, they shall be canceled.


SECTION 2- REPRESENTATIONS AND WARRANTIES OF SELLER


SELLER represents and warrants to BUYER as set forth below:


2.1 Organization and Qualification. J & B is a corporation duly organized, validly existing and in good standing under the laws of Florida and has full corporate power and authority to own, lease and operate its assets. J & B does not own any capital stock of any corporation or any interest in any other entity. J & B is qualified, licensed or is otherwise authorized to transact business as a foreign corporation and is in good standing in each jurisdiction (in the United States and outside of the United States) in which the failure to be so qualified, licensed or otherwise authorized to transact business and in good standing would have a material adverse effect on the business or financial condition of J & B.

2.2 Capitalization.


2.2.1 Outstanding Capital Stock. Immediately prior to Closing, J & B's authorized capital stock shall consist of 1000 shares of Common Stock, $1.00 par value per share, of which 1000 shares will be issued. All shares of J & B Common Stock will be duly authorized, validly issued, fully paid and non-assessable, issued in compliance with all charter documents of J & B and all federal and state laws. There are no restrictions on the transfer of J & B's Securities other than those arising from securities laws.


2.2.2 Options or Other Rights. No subscription, warrant, option, preemptive right, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock or other security of J & B is authorized or outstanding.


2.3 Authority to Execute and Perform Agreements. Seller and J & B have the corporate power and authority to execute this Agreement and each document and instrument contemplated by this Agreement, to consummate the transactions contemplated hereby and thereby and to perform fully its obligations. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of J & B. The Board of Directors of J & B has adopted a resolution approving this Agreement.


2.4 Subsidiaries and Other Affiliates. J & B does not have any subsidiary or directly or indirectly own or have any investment in any of the capital stock of, or any other interest in, any other entity.


2.5 Certificate of Incorporation and Bylaws, Books and Records. J & B has heretofore delivered or made available to Buyer true and complete copies of its Certificate of Incorporation, as amended (certified by the Secretary of State of Florida) and Bylaws as in effect on the date hereof and corporate minute books. J & B is not in default in the performance, observation or fulfillment of either its Certificate of Incorporation, as amended, or Bylaws. The minute books of J & B contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors and of the stockholders prior to the date hereof, and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.


2.6 Absence of Payables and other Liabilities. Seller represents that on the day of closing, after receipt of the Consideration from Buyer, J & B shall have no liabilities (either individually or in the aggregate) of any nature, whether accrued, absolute, contingent or otherwise (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued), or accounts payable for which provision for payment has not been made.

2.7 Tax Matters.


(a) All taxes required to be paid by J & B, whether or not shown on any Tax Return, have been paid or J & B has adequately provided reserves). No claim has been made in any jurisdiction that J & B is or may be subject to taxation by that jurisdiction. J & B has never been a member of any group required to file any affiliated, combined, consolidated, or unitary Tax Return.


(b) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of J & B, other than with respect to Taxes not yet due and payable.


(c) No deficiency for any Taxes has been proposed in writing against J & B, which deficiency has not been paid in full. There are not ongoing or, to the knowledge of J & B, threatened any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters which could result in any tax deficiency of J & B for any taxable period ending on or before the date hereof, and J & B knows of no basis for the assertion of such a deficiency. No issue relating to J & B involving any Tax for which J & B might be liable has been resolved in favor of any taxing authority in any audit or examination which, by application of the same principles applied in the resolution of such issue, could reasonably be expected to result in a deficiency for Taxes of J & B for any period for which the applicable statute of limitations has not expired.


(d) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to J & B for any taxable period, and no power of attorney granted by or with respect to J & B relating to Taxes is currently in force.


(e) To the best of it's knowledge, J & B has not been and is not currently in violation (or, with or without notice or lapse of time or both, would be in violation) of any applicable law or regulation relating to the payment or withholding of Taxes, and all withholding and payroll Tax requirements required to be complied with by J & B up to and including the date hereof have been satisfied.


(f) J & B is not and has never been a party to or bound by, nor does it have or has it ever had any obligation under, any Tax sharing agreement or similar contract or arrangement.


As used in this Agreement, (1) "Tax Return" means any return, declaration, report, claim for refund, information return, or statement, and any schedule, attachment, or amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed by any taxing authority in connection with the determination, assessment, collection, imposition, payment, refund or credit of any federal, state, local or foreign Tax or the administration of the laws relating to any Tax, and (ii) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs, duty, fees, assessments or charges of any kind whatsoever, imposed by any taxing authority, including any liability therefore as a transferee under Section 6901 of the Code or any similar provision of applicable law, as a result of Treasury Regulation Section 1.1502-6 or any similar provision of applicable law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.


2.8 Compliance with Laws.


To the knowledge of Seller and J & B, J & B is not in violation of or in default under, in any material respect, any order, judgment, injunction, award or decree, or any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, and is in compliance in all material respects with all of the foregoing that are applicable to it, its business or its assets. J & B has not received notice of, and there has not been any citation, fine or penalty imposed or asserted against it for, any such violation or alleged violation that has not been favorably and fully resolved.


2.9 Tangible Property. To the knowledge of Seller and J & B, J & B has good and marketable title to, or valid leasehold interests or otherwise has the unrestricted right to use, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each an "Encumbrance") each item of equipment, furniture, vehicles, any related capitalized items and other tangible property material to the business of J & B ("Tangible Property") other than (i) any statutory Encumbrance arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (ii) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not materially impair the value of the property or asset subject to such Encumbrances or the use of such property or asset in the ordinary conduct of business. All such Tangible Property is in good and sufficient operating condition and repair, ordinary wear and tear excepted, and to the best knowledge of Seller and J & B, J & B has not received notice that any of its Tangible Property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.


2.10 Intellectual Property.


(a) To the knowledge of Seller and J & B, J & B owns, or is licensed to use, or otherwise has the right to use all patents, trademarks, service marks, trade names, trade secrets, logos, franchises, and copyrights, and all applications for any of the foregoing, and all technology, inventions, trade secrets, know-how, computer software and processes to the extent material to the conduct of its business as now conducted (collectively, the "Proprietary Rights").


2.11 Title to Assets-Liens. To the knowledge of Seller and J & B, J & B has good and marketable title to or valid leasehold interests in or otherwise has the right to use all of its material assets and properties.

SECTION 3- REPRESENTATIONS AND WARRANTIES OF BUYER


Buyer represents and warrants to Seller as set forth below:


3.1 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation and has full corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. Buyer is licensed or is otherwise authorized to transact business as a foreign corporation and is in good standing in each jurisdiction (in the United States and outside of the United States) in which the failure to be so qualified, licensed or otherwise authorized to transact business and in good standing would have a material adverse effect on the business or financial condition of Buyer.


3.2 Authority to Execute and Perform Agreements. Buyer has the requisite corporate power and authority to execute and deliver this Agreement, and each document and instrument contemplated by this Agreement to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform fully its respective obligations hereunder and there under. The execution, delivery and performance of this Agreement and each such other agreement, document and instrument to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. The Board of Directors of Buyer has adopted a resolution approving this Agreement.


SECTION 4 -COVENANTS AND CONDITIONS.


The parties covenant and agree as follows:


4.1 Consummation of Agreement.


(i) The obligation of each party hereto is subject to the execution, at Closing, of a Lease with Option to Purchase between Gennaro Mugnano and Barbara Mugnano as Lessors and J & B and Buyer as Lessee, whereby Lessee shall lease from Lessors that certain parcel of real estate in Pompano Beach, Florida from which J & B operates its business, on a "Net/Net" basis, for a lease period of one year from the date of Closing, at a monthly lease rate of $_________, and upon the conclusion of the lease term, or at such earlier time as the Lessee in its sole discretion shall designate, Lessee shall have the right to purchase from Lessor the said real property for $875,000., of which $500,000. has been paid at closing as a non-refundable option to purchase the said real property. Proceeds will be payable, first, directly toward retirement of that certain Note and Mortgage between Lessors and Bank of America, Loan Number 00219982941308, and then to Lessors. During the term of the lease, Lessors covenant to make all payments under the aforesaid Note and Mortgage promptly as they become due, and to keep the real property which is the subject of the Note and Mortgage free from all other (or further) encumbrances of any kind whatsoever. If Buyer and Seller fail to execute the Lease with Option to Purchase, then Buyer and Seller each shall be released from any further obligation or liability under the terms of this Agreement.

(ii) Each party shall use all reasonable efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement. If this Agreement does not close each party hereto shall bear its own costs and expenses.


4.2 Further Assurances. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof.


4.3 Gennaro Mugnano, Barbara Mugnano, Gennaro Mugnano Jr. and Dominick Mugnano agree, that for three (3) years from the date of sale (the "Non-Competition Term"), they shall not, within the State of Florida, either individually or in a partnership, or in conjunction with any other person or persons, firms, association, syndicate, corporation or other entity or venture, as principal, partner, shareholder, director, officer, consultant, employee, agent or in any manner whatsoever, either directly or indirectly,


(a) to provide or offer to provide, on behalf of a competitor of the Company, products or services that compete with the business of the Company or any of its affiliates, to any customer or client, or prospective customer or client, of the Company;


(b) to provide or offer to provide, on behalf of a competitor of the Company or any of its affiliates, products or services that compete with the business of the Company or any of its affiliates to any customer or client, or prospective customer or client, of the Company or any of its affiliates;


(c) to engage in or become interested in or advise any business, person, firm, association, syndicate, corporation or other entity or venture engaged within the State of Florida, in any business similar to the business carried on by the Company.


(d) this provision shall not apply in Miami-Dade County, Broward County, or Palm Beach County, Florida if the Company, or its successors, voluntarily or involuntarily terminate the business operations of the Company continuously for a sixty day period in any one or more of those counties, only as regards the specific county or counties in which the business has been so terminated.


Confidentiality Covenant. Gennaro Mugnano, Barbara Mugnano, Gennaro Mugnano Jr. and Dominick Mugnano agree that for a period of three (3) years from the date of sale, they will not directly or indirectly disclose or use to the detriment of the Company or any of its affiliates, or for the benefit of any other person or firm any confidential information or trade secrets which are not readily available in the public domain (including, but not limited to, the identity and particular needs of any customer of the Company or any of its affiliates, the methods and techniques of any of the businesses of the Company or any of its affiliates, the marketing plans and objectives of the Company or any of its affiliates, or the formula of any product of the Company or any of its affiliates).


Gennaro Mugnano, Barbara Mugnano, Gennaro Mugnano Jr. and Dominick Mugnano shall not, for a period of three (3) years from the date of sale, directly or indirectly, induce any officer, director, or employee of the Company or any of its affiliates, to leave the Company or any of its affiliates. They further acknowledge that the legal remedies for breach of the covenants contained within this section are inadequate, and therefore agree that, in addition to any or all other remedies available to the Company or its affiliates in the event of a breach or threatened breach of said covenants, the Company or any of its affiliates may:


(a) obtain preliminary and permanent injunctions against any and all such actions, and


(b) seek to recover monetary damages to the Company or its affiliates arising from such breach or threatened breach and all costs and expenses (including attorneys' fees) incurred by the Company or any of its affiliates in enforcement of such covenants. The term "Affiliates" as used herein is understood to mean subsidiaries, and parent and brother/sister Corporations or entities of the Company.


4.4 Tax Matters. The following provisions shall govern certain tax matters:


(a) Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for J & B for all periods ending on or prior to the date of closing.


(b) Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation, or other proceeding with respect to Taxes of J & B. Such cooperation shall include the retention (to the extent applicable) and (upon the other party's request) the provision of records and information which are reasonably relevant to the preparation of any such Tax Return or to any such audit, litigation or other proceeding. Buyer agrees (a) to retain all books and records, if any, in their possession with respect to Tax matters pertinent to J & B relating to any taxable period beginning before the date of closing until the expiration of the statute of limitations (and, to the extent notified by the Buyer, any extension thereof) of the applicable taxable periods, and to abide by all record retention agreements entered into with any taxing authority.


SECTION 5- CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE SALE


The respective obligations of each party to consummate the Merger shall be subject to the financing conditions noted above, and also the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:


5.1 Approvals. All required approvals of the stockholders and all consents and approvals referred to in this Agreement, other than those which, the failure to obtain would not affect the validity of this transaction or materially adversely affect the business of the Buyer and J & B after the Effective Time shall have been obtained.


5.2 Absence of Order. No restraining order or injunction of any court which prevents consummation of the Sale shall be in effect.

SECTION 6-CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CONSUMMATE THE SALE


The obligation of Buyer to consummate the Sale is subject to the satisfaction or waiver by Buyer, at or before the Effective Time, of the following conditions:


6.1 Representations. Warranties and Covenants. The representations and warranties of Seller and J & B contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time.


6.2 Certificate of Secretary of J & B. J & B shall have delivered to Buyer a certificate of the Secretary of J & B dated as of the Closing Date, certifying as to (i) the Certificate of Incorporation, as amended, and the Bylaws of J & B,
(ii) the resolutions of the Board of Directors of J & B authorizing and approving the execution, delivery and performance by J & B of this Agreement and the transactions contemplated hereby and (iii) the resolutions of the stockholders of J & B authorizing and approving this Agreement and the transactions contemplated hereby. The stock certificate representing the Stock shall be held by the attorney for the Buyer in escrow until such time as the consideration has been paid in full to the Buyer.


SECTION 7- CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CONSUMMATE THE
SALE


The obligation of Seller to consummate the Sale is subject to the satisfaction or waiver by it, at or before the Effective Time, of the following conditions:


7.1 Representations, Warranties and Covenants. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement). Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time. Buyer shall have delivered to Seller a certificate, dated the Effective Time, to the foregoing effect.


7.2 Certificate of Secretary of Buyer. Buyer shall have delivered to Seller a certificate of the Secretary of Buyer dated as of the Closing Date, certifying as to (i) the Certificate of Incorporation and the Bylaws of Buyer, and (ii) the resolutions of the Board of Directors of Buyer authorizing and approving the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby.


7.3 Receipt by the attorney for the Buyer of the full consideration in cash, or by wire transfer to the Attorney Trust Account of said attorney, or by Cashier's Check made payable to said trust account.


SECTION 8- TERMINATION


8.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date, as noted above or as follows:

(a) The Closing Date shall not have occurred on or before July 15, 2002, which date may be extended orally or in writing by mutual consent of the parties;


SECTION 9 - GENERAL


9.1 Amendment. This Agreement may not be amended except by an instrument signed by each party hereto.


9.2 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.


9.3 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the Sale and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.


9.4 Governing Law. This Agreement shall be governed by the laws of the State of Florida, without regard to its conflict of law provisions.


IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first stated above.



Raptor Investments, Inc.


By: /s/ PAUL LOVITO, President
    --------------------------


---------------------------------------------
Gennaro Mugnano


---------------------------------------------
Barbara Mugnano


---------------------------------------------
Gennaro Mugnano, Jr.


--------------------------------------------
Dominick Mugnano


J & B Wholesale Produce, Inc. (Representations Only)


---------------------------------------------


By